SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 17, 2004

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrants telephone number including area code: (724) 837-3000

N/A

(Former Name or former address if changed since last report)

Item 5.          Other Events and Regulation FD Disclosure

        On May 17, 2004, Allegheny Energy, Inc. announced that it and its subsidiary Allegheny Energy Supply Company, LLC, signed an agreement to sell their nine percent equity interest and power rights in the Ohio Valley Electric Corporation for an undisclosed amount of cash and other consideration to Buckeye Power Generating, LLC, an affiliate of Buckeye Power, Inc., of Columbus, Ohio. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.          Financial Statements and Exhibits

                     (c) Exhibits

                     Exhibit Number                                     Description

                     99.1                              Press release issued by Allegheny Energy, Inc. on May 17, 2004.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2004	ALLEGHENY ENERGY, INC. By: /s/ David B. Hertzog Name: David B. Hertzog Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on May 17, 2004.